Exhibit 10.6

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, made as of this 10th day of September, 2007 (this “Agreement”), is between GULF WESTERN PETROLEUM CORPORATION, a Nevada corporation (“GWPC”), GULF WESTERN PETROLEUM LP, a Texas limited partnership (“Gulf LP”), WHARTON RESOURCES LLC, a Delaware limited liability company (“Wharton LLC”), WHARTON RESOURCES CORP., a Delaware corporation (“Wharton Corp.”, together with GWPC, Gulf LP, Wharton LLC and each other Person who becomes a party to this Agreement by execution of an addendum in the form of Exhibit B attached hereto, is hereinafter referred to collectively as “Pledgor”), and METAGE FUNDS LIMITED (in its capacity as Collateral Agent for the Buyers identified below (in such capacity, together with its successors and assigns, the “Pledgee”).

WHEREAS:

A.           GWPC has executed and delivered to each of the Buyers those certain senior secured convertible notes each made by GWPC and dated as of the date hereof in an original aggregate principal amount of $3,700,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”).  The Notes were issued pursuant to a certain Securities Purchase Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), among GWPC and Metage Funds Limited and NCIM Limited (together with their respective successors and assigns, the “Buyers”), and pursuant to which the Buyers have made certain loans (“Loans”) to GWPC.

B.           Pursuant to a Security Agreement of even date herewith by and among Pledgor and Pledgee (as the same may be amended, restated, modified or supplement and in effect from time to time, the “Security Agreement”), Pledgor has granted Pledgee, for its benefit and the benefit of the Buyers, a first priority security interest in, lien upon and pledge of its rights in the Collateral (as defined in the Security Agreement).

C.           To induce the Buyers to make the Loans, and in order to secure the payment and performance by Pledgor of the Liabilities (as defined in the Security Agreement), Pledgor has agreed to pledge to Pledgee all of the capital stock and other equity interests and securities of the Wharton Corp., Wharton LLC and Gulf LP now or hereafter owned or acquired by Pledgor.

NOW, THEREFORE, in consideration of the premises to induce the Buyers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

1.           Defined Terms.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Purchase Agreement.

2.           Pledge.  Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of itself and the Buyers, a first lien on and first priority perfected security interest in (i) all of the capital stock or other equity interests of Wharton Corp., Wharton LLC and Gulf LP now owned or hereafter acquired by Pledgor (collectively, the “Pledged Shares”), (ii) all other property hereafter delivered to, or in the possession or in the custody of, Pledgee, in substitution for or in addition to the Pledged Shares, (iii) any other property of Pledgor, as described in Section 4 below or otherwise, whether now or hereafter delivered to, or in the possession or custody of Pledgor, and (iv) all proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities.  All of the Pledged Shares now owned by Pledgor which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated assignments separate from certificates or stock powers duly executed in blank by Pledgor and irrevocable proxies, are being delivered to Pledgee simultaneously herewith.  Upon the creation or acquisition of any new Pledged Shares, Pledgor shall execute an Addendum in the form of Exhibit B attached hereto (a “Pledge Addendum”).  Any Pledged Collateral described in a Pledge Addendum executed by Pledgor shall thereafter be deemed to be listed on Exhibit A hereto.  Pledgee shall maintain actual physical possession and custody of the certificates representing the Pledged Shares and any additional Pledged Collateral.

3.           Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee, and covenants with Pledgee, that:

(a)           Exhibit A sets forth (i) the authorized capital stock or other equity interests of each Pledge Entity, (ii) the number of shares of capital stock or other equity interests of each Pledge Entity that are issued and outstanding as of the date hereof, and (iii) the percentage of the issued and outstanding shares of capital stock or other equity interests of each Pledge Entity held by Pledgor.  Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of Pledgee created by this Agreement;

(b)           Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Shares or any of the other Pledged Collateral;

(c)           this Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought;

(d)           the Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Shares listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of Wharton Corp., Wharton LLC and Gulf LP;

(e)           except for a UCC-1 financing statement filed by Pledgee pursuant to this Agreement and any subsequent amendments thereto, no consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement;

(f)           the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles or certificate of incorporation, bylaws or any other similar organizational documents of Pledgor or any Pledge Entity or of any securities issued by Pledgor or any Pledge Entity or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or any Pledge Entity is a party or which purports to be binding upon Pledgor or any Pledge Entity or upon any of the assets of Pledgor or any Pledge Entity, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor or any Pledge Entity, except as otherwise contemplated by this Agreement;

(g)           the pledge, assignment and delivery of the Pledged Shares and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority security interest in such Pledged Shares and upon the proper filing of a UCC-1 financing statement, the Pledged Collateral and the proceeds thereof in favor of Pledgee, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Shares or any other Pledged Collateral.  Pledgor covenants and agrees that it will defend, for the benefit of Pledgee, Pledgee’s right, title and security interest in and to the Pledged Shares, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other persons or entities;

(h)           each Pledged Share consisting of either (i) a membership interest in a Person that is a limited liability company or (ii) a partnership interest in a Person that is a partnership (if any) are “securities” governed by Article 8 of the UCC.  Certificates evidencing such membership interests or partnership interests (if any) have been issued to Pledgor by the applicable Person and will be delivered to Pledgee.  Pledgor will not cause and will not permit GWPC to “opt-out” of Article 8 of the UCC.  Pledgor will not take, and will not permit Wharton Corp., Wharton LLC and Gulf LP to take, any actions to cause the capital stock, membership interests, partnership interests or similar equity interests of Wharton Corp., Wharton LLC and Gulf LP (if any) to cease to be classified as “securities” governed by Article 8 of the UCC; and

(i)           no Pledgor (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order.

4.           Dividends, Distributions, Etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares or otherwise, Pledgor agrees, in each case, to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same promptly (but in any event within ten (10) business days) to Pledgee in the exact form received, with the endorsement of Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by Pledgee subject to the terms hereof, as additional Pledged Collateral.  Pledgor shall promptly deliver to Pledgee (i) a Pledge Addendum with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by Pledgee. Pledgor hereby authorizes Pledgee to attach each Pledge Amendment to this Agreement.  In case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Collateral.  Except as provided in Section 5(b) below, all sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral.

5.           Voting Rights; Dividends; Certificates.

(a)           So long as no Event of Default (as defined in the Notes) has occurred and is continuing, Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below) to exercise its voting and other consensual rights with respect to the Pledged Shares and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement or the Purchase Agreement and the other Transaction Documents.  Pledgor hereby grants to Pledgee or its nominee, an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, which proxy shall be effective, at the discretion of Pledgee, upon the occurrence and only during the continuance of an Event of Default. Upon the request of Pledgee at any time, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Pledgee may request.

(b)           So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Shares, to the extent permitted to be made pursuant to the terms of the Notes.  Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, Pledgor shall deliver to Pledgee, and Pledgee shall be entitled to receive and retain, for the benefit of Pledgee and the Buyers, all such cash or other distributions as additional security for the Liabilities.

(c)           Subject to any sale or other disposition by Pledgee of the Pledged Shares, any other Pledged Collateral or other property pursuant to this Agreement, upon the indefeasible full payment in cash, satisfaction and termination of all of the Liabilities and the termination of this Agreement pursuant to Section 11 hereof and of the liens and security interests hereby granted, the Pledged Shares, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be returned to Pledgor or to such other persons or entities as shall be legally entitled thereto.

(d)           Pledgor shall cause all Pledged Shares that are certificated to remain certificated at all times while this Agreement is in effect.

6.           Rights of Pledgee. To the extend permitted by applicable laws, Pledgee shall not be liable for failure to collect or realize upon the Liabilities or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto.  Any or all of the Pledged Shares held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to any Pledge Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledge Entity or upon the exercise by any Pledge Entity, Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7.           Remedies. Upon the occurrence and only during the continuance of an Event of Default, Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Pledgee under the Uniform Commercial Code (“UCC”) in effect in the State of Texas from time to time, whether or not the UCC applies to the affected Pledged Collateral (or the Uniform Commercial Code as in effect in any other relevant jurisdiction).  Pledgee also, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released.  Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all reasonable and necessary out of pocket costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees based on reasonable rates customarily charged and legal expenses, to the payment, in whole or in part, of the Liabilities, in such order as Pledgee may elect.  Pledgor shall remain liable for any deficiency remaining unpaid after such application.  Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need Pledgee account for the surplus, if any, to Pledgor.  Pledgor agrees that Pledgee need not give more than ten (10) days written notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters.  No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

8.           No Disposition, Etc. Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other Pledged Collateral, nor will Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Shares or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest of Pledgee provided for by this Agreement and the Security Agreement.

9.           Sale of Pledged Shares.

(a)           Pledgor recognizes that Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of a Pledge Entity) of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner.  Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit Pledgor or a Pledge Entity to register such securities for public sale under the 1933 Act, or under applicable state securities laws, even if Pledgor or a Pledge Entity would agree to do so.

(b)           Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sales or dispositions of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at Pledgor's expense.  Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8, 9 and 24 will cause irreparable injury to Pledgee and that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(c)           Pledgor further agrees to indemnify and hold harmless the Buyers, Pledgee and their respective successors and assigns, their respective officers, directors, employees, attorneys and agents, and any person or entity in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, reasonable outside counsel fees based on reasonable rates customarily charged and expenses (in this paragraph collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by Pledgee, in writing, specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successor thereof, or any person or entity in control of any thereof.  In connection with a public sale or other distribution, Pledgor will provide customary indemnification to any underwriters, their successors and assigns, officers and directors and each person or entity who controls any such underwriter (within the meaning of the 1933 Act).  If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The obligations of Pledgor under this paragraph (c) shall survive any termination of this Agreement.

(d)           Pledgor further agrees to defer any and all rights of subrogation it may have against a Pledge Entity upon the sale or disposition of all or any portion of the Pledged Collateral by Pledgee pursuant to the terms of this Agreement until the irrevocable payment in full of the Liabilities.

(e)           Pledgor further waives any requirements pursuant to the terms of the agreement of limited partnership for the delivery of an opinion of counsel with respect to the pledge of the partnership interests of Gulf LP.

10.           No Waiver; Cumulative Remedies.  Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, and then only to the extent therein set forth.  A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion.  No course of dealing between Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee or the Buyers of, any right, power or privilege hereunder or under the other Transaction Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Purchase Agreement.

11.           Termination. This Agreement and the liens and security interests granted hereunder shall terminate and Pledgee shall return any Pledged Shares or other Pledged Collateral then held by Pledgee in accordance with the provisions of this Agreement to Pledgor upon the payment in full of all Liabilities or conversion of the indebtedness under the Notes in accordance with the terms thereof.

12.           Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of Pledgee pursuant hereto, neither Pledgee, nor any nominee of Pledgee, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and except as provided above, shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to Pledgor.  Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of a Pledge Entity and of all other circumstances bearing upon the risk of non-payment of the Liabilities, and Pledgee shall have no duty to advise Pledgor of information known to Pledgee regarding such condition or any such circumstance.  Pledgee shall have no duty to inquire into the powers of a Pledge Entity or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

13.           Taxes and Expenses.  Pledgor will upon demand pay to Pledgee, (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of Pledgee) payable or ruled payable by any Governmental Authority (as defined in the Security Agreement) in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the reasonable fees and expenses of outside counsel for Pledgee, at reasonable rates customarily charged, that Pledgee may incur in connection with (i) the administration, modification or amendment of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iv) the failure of Pledgor to perform or observe any of the provisions hereof.

14.           Pledgee Appointed Attorney-In-Fact.  Pledgor hereby irrevocably appoints Pledgee as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement; provided that the power of attorney granted hereunder shall only be exercised by Pledgee after the occurrence and only during the continuance of an Event of Default.

15.           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Houston, Texas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Notwithstanding the foregoing, the Pledgee may enforce its rights and remedies in any other jurisdiction applicable to the Pledged Collateral.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

17.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

18.           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

19.           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between each Pledgor, Pledgee, the Buyers and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

20.           Notices.  All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement, in the case of communications to the Collateral Agent, directed to the notice address set forth in the Security Agreement.

21.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Buyers of the Notes.  Pledgor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Pledgee.  Pledgee may assign its rights hereunder with Pledgor’s prior written consent if no Event of Default shall exist, but without the consent of Pledgor if an Event of Default exists, in which event such assignee shall be deemed to be Pledgee hereunder with respect to such assigned rights.

22.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

23.           Survival.  All representations, warranties, covenants and agreements of Pledgor and Pledgee shall survive the execution and delivery of this Agreement.

24.           Further Assurances.  Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver all assignments separate from certificates or stock powers, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

25.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

26.           Pledgee Authorized.  Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) indicating as collateral covered thereunder all or any part of the Pledged Shares or other Pledged Collateral without the signature of Pledgor.

27.           Pledgee Acknowledgement.  Pledgee acknowledges receipt of an executed copy of this Agreement.  Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Pledgee to deliver to the Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

28.           Collateral Agent and Buyer Indemnification.

(a)           Each Buyer hereby irrevocably appoints and authorizes the Pledgee to act as collateral agent (the “Collateral Agent”) on its behalf under this Agreement and to enter into each of the instruments, documents and agreements, including any pledge agreement, guaranty, financing statements, mortgage, Account Control Agreement or any other Security Documents (the “Financing Documents”), to which Pledgee is a party (including in its capacity as Collateral Agent) on such Buyer’s behalf and to take such actions as Collateral Agent on such Buyer’s behalf and to exercise such powers under the Financing Documents as are delegated to Collateral Agent or Pledgee (as applicable) by the terms thereof, together with all such powers as are reasonably incidental thereto.  The Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents as the Collateral Agent shall reasonably be directed by the Requisite Buyers in accordance with the terms of the Transaction Documents.  Pledgee is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents only with the consent of the Requisite Buyers.

(b)           Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Buyers shall indemnify the Collateral Agent (to the extent not reimbursed by or on behalf of Pledgor and without limiting the obligation of Pledgor to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including, for purposes of clarification, all Taxes, which may at any time (including at any time following the payment in full of the Notes and the termination or resignation of the Collateral Agent) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any other Financing Document or any document contemplated hereby or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Buyer shall be liable for the payment to the Collateral Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent’s gross negligence or willful misconduct.  In addition, each Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated hereby or referred to herein to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of Pledgor.  Without limiting the generality of the foregoing, if any Governmental Authority of any jurisdiction asserts a claim that the Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Buyer (because the appropriate form was not delivered, was not properly executed, or because such Buyer failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Buyer shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Collateral Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section 28, together with all related costs and  expenses (including attorney costs).  The obligation of the Buyers in this Section 28 shall survive the payment of all Liabilities hereunder.

(c)           The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event that with the giving of notice or passage of time would constitute an Event of Default unless the Collateral Agent shall have received written notice from a Buyer describing such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default and stating that such notice is a “notice of default”.  Upon the occurrence and continuance of an Event of Default, or an event that with the giving of notice or passage of time would constitute an Event of Default, the Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents with respect to such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as Collateral Agent shall reasonably be directed by the Requisite Buyers in accordance with the terms of the Transaction Documents, provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect of such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default or as the Collateral Agent shall deem advisable in the best interests of the Buyers.  In taking such action or refraining from taking such action without specific direction from the Requisite Buyers, the Collateral Agent shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d)           Nothing in this Section 28 shall be deemed to limit or otherwise affect the rights of Pledgee or Buyers to exercise any remedy provided in this Agreement or any other Transaction Document.

(e)           The Collateral Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) Business Days prior written notice to the Buyers.  Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (f) below or as otherwise provided below.

(f)           Upon (i) the Buyers’ receipt of a notice of resignation by the Collateral Agent in accordance with clause (e) above, or (ii) written notice by the Requisite Buyers to Collateral Agent of the Requisite Buyers’ election to remove the existing Collateral Agent and appoint a successor Collateral Agent, the Requisite Buyers shall have the right to appoint a successor Collateral Agent.  Upon the acceptance of a successor's appointment as Collateral Agent hereunder and notice of such acceptance to the retiring Collateral Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, the retiring Collateral Agent's resignation shall become immediately effective and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph).  If no such successor shall have been so appointed by Requisite Buyers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation or the Requisite Buyers give notice of their election to replace the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Buyers (but without any obligation) appoint a successor Collateral Agent without the consent of any Buyer.  From and following the expiration of such thirty (30) day period, Collateral Agent shall have the exclusive right without any Person's consent, upon one (1) Business Days' notice to the Buyers, to make its resignation or removal effective immediately.  From and following the effectiveness of such notice, (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all actions, payments, communications and determinations provided to be made by, to or through Collateral Agent shall instead be made by or to each Buyer directly, until such time as Requisite Buyers appoint a Collateral Agent as provided for above in this paragraph.  The provisions of this Agreement shall continue in effect for the benefit of any retiring Collateral Agent and its sub-agents after the effectiveness of its resignation or removal hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting or was continuing to act as Collateral Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

PLEDGOR:

GULF WESTERN PETROLEUM
CORPORATION, a Nevada corporation

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	CFO

GULF WESTERN PETROLEUM LP,
a Texas limited partnership

By:	Wharton Resources, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Donald L. Sytsma
	Name:	Donald L. Sytsma
	Title:	CFO

WHARTON RESOURCES LLC,
a Delaware limited liability company

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	CFO

WHARTON RESOURCES CORP.,
a Delaware corporation

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	CFO

Signature Page to Pledge Agreement

PLEDGEE:

METAGE FUNDS LIMITED,
in its capacity as Collateral Agent for the Buyers

By:	/s/ Tom Sharp
Name:	Tom Sharp
Title:	Investment Manager

Signature Page to Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

BUYERS:

Solely for the purposes of Section 28

NCIM LIMITED, as a Buyer

By:	/s/ J.M. Roberts
Name:	J.M. Roberts
Title:	Manager

METAGE FUNDS, LIMITED, as a Buyer

By:	/s/ Tom Sharp
Name:	Tom Sharp
Title:	Investment Manager

Signature Page to Pledge Agreement

EXHIBIT A
to Pledge Agreement

DESCRIPTION OF PLEDGED SHARES

Name of Entity	Class of Stock or Other Equity Interests	Authorized No. of Shares or Units	Issued and Outstanding Shares or Units	Percentage of Shares or Units Beneficially Owned by Pledgor
Wharton Resources Corp.	Common Stock	100	100	100%
Wharton Resources LLC	LLC Unit	1	1	100%
Gulf Western Petroleum, LP	Partnership Interest	100	100	100%

DESCRIPTION OF PLEDGED SHARES OR UNITS

Nam Pledge Entity	Class of Stock or Other Equity Interests	Stock or Unit Certificate No.	No. of Shares or Units Represented by Certificate
Wharton Resources Corp.	Common Stock	1	1
Wharton Resources LLC	LLC Unit	1	1
Gulf Western Petroleum, LP	General Partnership Interest	1	1
Gulf Western Petroleum, LP	Limited Partnership Interest	2	99

EXHIBIT B
to Pledge Agreement

Addendum to Pledge Agreement

The undersigned, being the Pledgor pursuant to that certain Pledge Agreement dated as of  September 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of Metage Funds Limited as Collateral Agent (“Pledgee”), by executing this Addendum, hereby acknowledges that Pledgor has acquired and legally and beneficially owns all of the issued and outstanding [ shares of capital stock ] of [__________________, a _______ corporation ] (“Company”) described below (the “Shares”).  Pledgor hereby agrees and acknowledges that the Shares shall be deemed Pledged Shares pursuant to the Pledge Agreement.  Pledgor hereby represents and warrants to Pledgee that (i) all of the [ capital stock ] of the Company now owned by Pledgor is presently represented by the certificates listed below, which certificates, with undated assignments separate from certificate or stock powers duly executed in blank by Pledgor, are being delivered to Pledgee, simultaneously herewith (or have been previously delivered to Pledgee), and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Pledge Agreement are true, complete and correct as of the date hereof.

Pledged Shares

Name of the Pledged Entity	Class of Equity Interest	Certificate No.	No. of Shares Represented by Certificate

IN WITNESS WHEREOF, Pledgor has executed this Addendum this _____ day of ______.

PLEDGOR:

GULF WESTERN PETROLEUM
CORPORATION, a Nevada corporation

By:
Name:
Title: